Exhibit 99.1

UPHEALTH ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

•Proforma revenue of $148.9 million for the year ended December 31st, 2021, 28% proforma growth YoY
•Gross margin of 35% for the year ended December 31st, 2021
•Proforma adjusted EBITDA of negative $4.0 million for the year ended December 31st, 2021.
•GAAP net loss per share of ($3.19) for the year ended December 31st, 2021, and non-GAAP net loss per share of ($0.03), excluding goodwill impairment, acquisition-related costs, and other non-recurring expenses
•Strong balance sheet with net cash of $58.2 million on December 31st, 2021, and no projected additional cash needed
•Successful completion of business combination with GigCapital2 and subsequent integration of six companies
•Reorganized strategically along three business lines addressing large markets: Integrated Care Management, Virtual Care Infrastructure Businesses, and Services Added four seasoned key executives with deep industry experience
•Cleaned up processes, institutionalized controls, and focused the team on ongoing transformation
•2022 financial outlook provided
•New CEO expected to be announced in the coming weeks

DELRAY BEACH, Fla. – April 18, 2022 – UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced financial results for the fourth quarter and full year ended Dec. 31, 2021.

“In the third and fourth quarters of 2021, the leadership team intensified its focus on selected strategic priorities and on the organization-wide integration. We are confident that these initiatives will result in economies of scale, product offering innovations and cross-selling opportunities,” said Dr. Ramesh Balakrishnan, Chief Executive Officer. “The groundwork we laid last year will come to fruition in 2022.”

“In addition, in 2021 we successfully completed the business combination with GigCapital2 and our first fiscal year-end report along with a meticulous examination of our management processes and controls. After an arduous ‘clean-up’ process, we've instituted additional controls and are committed to rigorous compliance.”

Dr. Balakrishnan added, “We regret that unexpected collection challenges, especially with one long-standing customer, resulted in lower-than-expected revenue and EBITDA. We’re working diligently to complete the entire collections due to the Company and are looking forward to a fiscally successful 2022.”
Fourth Quarter 2021 Financial Highlights:

•Revenue of $33.9 million, with gross margin of 22%
•Fourth quarter 2021 revenues were affected by one-time factors, including:
◦A decision by the Company to deploy primary care digital dispensaries to India, a primary market, rather than the Democratic Republic of Congo, in order to achieve higher and more secure operating cash flows over the life of the assets
◦Deferred recognition of $8.3 million of Integrated Care Management license revenue that the Company expects to recognize in 2022
◦Non-recognition of $7.8 million of Integrated Care Management license revenue that the Company expects to recognize in 2022
•Segment results:
◦Integrated Care Management generated $2.5 million of revenue (7% of total revenue) with a gross margin of (169)%
◦Virtual Care Infrastructure generated $13.7 million of revenue (40% of total revenue) with a gross margin of 39%
◦Services generated $17.7 million of revenue (52% of total revenue) with a gross margin of 34%
•Goodwill impairment of $297.9 million
•Adjusted EBITDA for the fourth quarter was negative $12.5 million due to $3.9 million in write-offs of receivables and prepaid expenses stemming from transactions that exclusively predated the business combination and by lower revenues.

During the fourth quarter 2021, the Company’s Integrated Care Management segment provided services to a customer but did not recognize revenue associated with those services due to concerns regarding the customer’s creditworthiness and also reserved $15.6 million of outstanding receivables from the customer from the second and third quarter 2021. In addition, during the fourth quarter 2021, the Company recorded a $6 million contingent liability in cost of goods and services related to services provided by a vendor to the Integrated Care Management segment, which is payable as proceeds are collected from the customer. As a result, fourth quarter 2021 gross margin for both the Company and its Integrated Care Management segment were significantly impacted by recognizing the cost of goods and services without recognizing the related revenue. If the Company had not recorded the $6 million contingent liability, the Company’s gross margin during the fourth quarter would have been 38% on a non-GAAP basis, and the Integrated Care Management segment’s gross margin would have been 72% on a non-GAAP basis. The Company added back the total contingent liability to the vendor of $17.8 million to adjusted EBITDA since the Company is not required to pay these expenses unless and until payment is received from the customer.

Please refer to the commentary and tables below under “Non-GAAP Financial Information.”
Fiscal Year 2021 Financial Highlights:
•On a pro forma basis, fiscal 2021 revenues of $148.9 million, an increase of 28% versus the comparable year-ago period, with a pro forma gross margin for fiscal 2021 of 35%
•On a GAAP basis, revenue for fiscal 2021 of $123.8 million, with a gross margin of 35%
•Segment results:
◦Integrated Care Management generated $31.9 million of pro forma revenue (21% of pro forma total revenue) with a gross margin of 32% and $31.9 million of GAAP revenue (26% of total revenue) with a gross margin of 32%
◦Virtual Care Infrastructure generated $52.2 million of pro forma revenue (35% of pro forma total revenue) with a gross margin of 39% and $36.6 million of GAAP revenue (30% of total revenue) with a gross margin of 39%
◦Services generated $64.8 million of pro forma revenue (44% of pro forma total revenue) with a gross margin of 34% and $55.4 million of GAAP revenue (45% of total revenue) with a gross margin of 35%
•Goodwill impairment of $297.9 million
•Fiscal 2021 adjusted EBITDA of negative $6.5 million and pro forma adjusted EBITDA of negative $4.0 million

As stated above, during the fourth quarter 2021, the Company’s Integrated Care Management segment provided services to a customer but did not recognize revenue associated with those services due to concerns that arose regarding the customer's creditworthiness and reserved $15.6 million of outstanding receivables from the customer from the second and third quarter 2021. In addition, during the fourth quarter 2021, the Company recorded a $6 million contingent liability in cost of goods and services related to services provided by a vendor to the Integrated Care Management segment, which is payable as proceeds are collected from the customer. As a result, fiscal year 2021 gross margin for both the Company and its Integrated Care Management segment were significantly impacted by recognizing the cost of goods and services without recognizing the related revenue. If the Company had not recorded the $6 million contingent liability, the Company’s gross margin for 2021 would have been 40% on a non-GAAP basis and 39% on a pro forma basis, and the Integrated Care Management segment’s gross margin would have been 51% on both a non-GAAP and pro forma basis. The Company added back the total contingent liability to the vendor of $17.8 million to adjusted EBITDA since the Company is not required to pay these expenses unless and until payment is received from the customer.

Please refer to the commentary and tables below under “Non-GAAP Financial Information.”

Fourth Quarter and Full-Year Business Highlights:

•The Company closed pricing of $43.0 million public offering, net of underwriting discounts and commissions and estimated offering expenses of $3.3 million, to further strengthen balance sheet and secure capital for continued growth.
• Martti™, the virtual care infrastructure platform in the U.S., continued to expand its reach across U.S. health systems with recent large wins at Yale New Haven Health, RWJ Barnabas and Ascension Health, resulting in approximately $10 million in annualized bookings. Martti™ currently supports 168,000 encounters per month and over 26,000 video endpoints at over 2,100 healthcare locations in the US.
•The Company recorded its largest volume of telehealth use in the U.S. with over 7.4 million minutes of consultations in Q4, compared to 6.1 million minutes in Q2 and 4.6 million minutes in Q3 2020.
•The Company opened its first digitally enabled hospital in the Indian state of Nagaland. The hospital, HelloLyf HX, is the first facility of its kind and a revolutionary re-thinking of traditional hospitals with a state-of-the-art climate resilient design vetted and approved by the acclaimed Indian Institute Technology, Roorkee.

After successful implementation of projects in the Indian states of Rajasthan, Odisha, and West Bengal, UpHealth won a contract to set up 550+ Hellolyf CX digital dispensaries in the Indian State of Madhya Pradesh, resulting in a total of 750+ government-placed facilities across India.

Balance Sheet and Cash Flow

In October, UpHealth raised $43.0 million, net of underwriting discounts and commissions and estimated offering expenses of $3.3 million, from the issuance of approximately 26.5 million shares of common stock, substantially increasing the Company’s free float and increasing the total number of outstanding shares to approximately 144 million. Proceeds of the equity offering are enabling UpHealth to satisfy its short-term liabilities and fund ongoing working capital and capital expenditure requirements associated with the Company’s continued growth.

Fiscal 2022 Financial Outlook

For the year-ended December 31st, 2022, the Company is projecting:
•Revenue between $205 and $233 million, a 38-56% growth rate,
•Gross margins of 42% to 43%, and
•Adjusted EBITDA of $14 to $19 million.

“As we successfully complete our first yearly financial reporting as a public company, UpHealth is positioned to continue to leverage its scale and differentiation in the US and globally and is focused on solid and sustained profitability. The demand for our products and services in our target markets is unprecedented, enabling us to expand systematically on a global scale. UpHealth will grow revenue substantially in the integrated care management and virtual care management business lines, while continuing the fundamental transformation process started a few quarters ago to continue building an industry leading, global healthcare enterprise”, said Dr. Ramesh Balakrishnan.

CEO transition
The Company announced on April 12, 2022, that a search is underway for a new CEO. The company expects to announce the new appointment in the coming weeks. Until that time, the current CEO, Dr. Ramesh Balakrishnan, will remain in place. Thereafter, he will transition to a different role in the company.

About UpHealth Inc.

UpHealth is a global digital health company that delivers digital-first technology, infrastructure and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include global governments, health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the financial statements of UpHealth, its product offerings and developments and reception of its product by customers, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team, and the expected timeframe for conclusion of the search for a new CEO. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated, the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general, and whether a candidate selected by the Board for the CEO role accepts an offer. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investors Relations:
Shannon Devine (MZ North America)
Managing Director
203-741-8811
UPH@mzgroup.us

Media Inquiries:
Kelsie Aziz (Ketchum)
Vice President, Financial Communications
972-408-7103
4elsie.aziz@Ketchum.com

UPHEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts, unaudited)

	December 31, 2021		December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$58,192		$1,839
Restricted cash	18,609		530
Accounts receivable, net	22,761		6,703
Inventories	2,928		117
Due from related parties	40		—
Prepaid expenses and other current assets	4,217		3,501
Total current assets	106,747		12,690
Property, plant and equipment, net of accumulated depreciation of $4,741 and $3 at December 31, 2021 and 2020, respectively.	56,072		151
Intangible assets, net of accumulated amortization of $12,350 and $318 at December 31, 2021 and 2020, respectively.	115,313		27,782
Goodwill	284,268		164,194
Deferred tax asset	—		335
Equity method investments	—		57,214
Other assets	6,907		24
Total assets	$569,307		$262,390
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,604		$2,680
Accrued expenses	36,084		8,482
Deferred revenue	2,649		397
Due to related party	47		70
Income tax payable	739		673
Related-party long-term debt, current	657		39
Long-term debt, current	22,093		22,531
Forward share purchase liability	18,051		—
Other current liabilities	2,780		—
Total current liabilities	96,704	—	34,872
Related-party long-term debt, noncurrent	331		381
Long-term debt, noncurrent	98,417		344
Deferred tax liabilities	28,281		6,072
Warrant liabilities, noncurrent	252		—
Derivative liability, noncurrent	7,977		—
Other long-term liabilities	3,502		—
Total liabilities	235,464		41,669
Stockholders’ Equity
Preferred stock, $0.0001 par value, 1,000 shares authorized; none issued or outstanding at December 31, 2021 and 2020, respectively.	—		—
Common stock, $0.0001 par value, 300,000 shares authorized, 144,279 and 70,021 issued and outstanding at December 31, 2021 and 2020, respectively.	14		7
Additional paid in capital	665,461		222,900
Accumulated deficit	(343,209)		(2,186)
Accumulated other comprehensive loss	(3,802)		—
Total UpHealth, Inc., stockholders’ equity	318,464		220,721
Noncontrolling interests	15,379		—
Total stockholders’ equity	333,843		220,721
Total liabilities and stockholders’ equity	$569,307		$262,390

UPHEALTH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Services	$24,660	$1,664	$70,223	$1,664
Licenses and subscriptions	1,757	3,304	25,516	3,304
Products	7,488	428	28,056	428
Total revenue	33,905	5,396	123,795	5,396
Cost of goods and services:		—
Services	14,869	365	41,366	365
License and subscriptions	6,163	724	19,183	724
Products	5,555	94	19,659	94
Total cost of goods and services	26,587	1,183	80,208	1,183
Gross margin	7,318	4,213	43,587	4,213
Operating expenses:
Sales and marketing	3,605	—	9,275	—
Research and development	1,543	874	7,302	874
General and administrative	35,282	3,462	57,763	4,945
Depreciation and amortization	5,548	320	13,044	320
Stock-based compensation	638	—	1,048	—
Lease abandonment expenses	—	—	915	—
Goodwill impairment	297,930	—	297,930	—
Acquisition, integration and transformation costs	(277)	—	36,289	—
Total operating expenses	344,269	4,657	423,566	6,140
Loss from operations	(336,951)	(443)	(379,979)	(1,926)
Other income:
Interest expense	(5,756)	(134)	(19,516)	(134)
Gain on consolidation of equity method investment	—	—	640	—
Gain on fair value of derivative liability	3,961	—	53,846	—
Gain on fair value of warrant liabilities	147	—	1,595	—
Gain on extinguishment of debt	—	—	151	—
Other income, net, including interest income	450	4	490	4
Total other income (expense)	(1,198)	(130)	37,206	(130)
Loss before income tax benefit (expense)	(338,149)	(574)	(342,773)	(2,057)
Income tax benefit (expense)	2,080	(50)	2,437	(50)
Loss before loss from equity method investment	(336,069)	(624)	(340,336)	(2,107)
Loss from equity method investment	—	(80)	(561)	(80)
Net loss	(336,069)	(703)	(340,897)	(2,186)
Less: net income (loss) attributable to noncontrolling interests	(21)	—	126	—
Net loss attributable to UpHealth, Inc.	$(336,048)	$(703)	$(341,023)	$(2,186)
Net loss per share attributable to UpHealth, Inc.:
Basic	$(2.36)	$(0.01)	$(3.19)	$(0.04)
Diluted	$(2.36)	$(0.01)	$(3.19)	$(0.04)
Weighted average shares outstanding:
Basic	142,141	59,267	107,028	52,348
Diluted	142,141	59,267	107,028	52,348

UPHEALTH, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2021	2020
Operating activities:
Net loss	$(340,897)	$(2,186)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,768	321
Amortization of debt issuance costs and discount on convertible debt	8,882	—
Stock-based compensation	1,048	—
Provision for bad debt expense	18,617	—
Gain on extinguishment of debt	(151)	—
Loss from equity method investment	561	80
Gain on consolidation of equity method investment	(640)	—
Gain on fair value of warrant liabilities	(1,595)	—
Gain on fair value of convertible derivative	(53,846)	—
Loss on disposal of property and equipment	876	—
Deferred income taxes	(2,502)	(622)
Impairment of goodwill	297,930	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(26,747)	(1,955)
Inventories	200	(17)
Prepaid expenses and other current assets	(6,909)	(460)
Accounts payable and accrued expenses	23,019	3,332
Income taxes payable	65	673
Deferred revenue	1,942	(303)
Due to related parties	1	—
Other current liabilities	561	—
Net cash used in operating activities	(62,817)	(1,139)
Investing activities:
Purchases of property and equipment	(3,723)	—
Due to related parties	497	—
Net cash acquired in acquisition of businesses	3,969	3,508
Net cash provided by investing activities	743	3,508
Financing activities:
Proceeds from merger and recapitalization transaction	83,909	—
Proceeds from convertible debt	164,500	—
Repayments of debt	(42,645)	—
Payments of debt issuance costs	(8,100)	—
Proceeds from Provider Relief Funds	506	—
Payments of seller notes	(99,207)	—
Payments of capital lease obligations	(2,173)	—
Proceeds from equity offering	42,962	—
Net proceeds from exercise of common stock options	319	—
Payment of amount due to member	(4,200)	—
Net cash provided by financing activities	135,871	—
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	635	—
Net increase in cash, cash equivalents, and restricted cash	74,432	2,369
Cash, cash equivalents, and restricted cash, beginning of period	2,369	—
Cash, cash equivalents, and restricted cash, end of period	$76,801	$2,369
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$9,799	$—
Non-cash investing and financing activity:
Issuance of common stock for debt conversion	1,879	—
Property and equipment acquired through capital lease and vendor financing arrangements	3,469	—
Issuance of common stock and promissory note to consummate TTC business combination	48,233	—
Issuance of common stock and promissory note to consummate Glocal business combination	132,122	—
Issuance of common stock and promissory note to consummate Innovations business combination	170,378	—
Issuance of common stock and promissory note to consummate Cloudbreak business combination	106,298	—
Issuance of common stock and promissory notes to consummate Thrasys business combinations	—	167,435
Issuance of common stock and promissory notes to consummate BHS business combinations	—	15,770
Issuance of common stock and promissory note for investment in unconsolidated entity	—	57,294
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	58,192	1,839
Restricted cash	18,609	530
Total cash, cash equivalents, and restricted cash	$76,801	$2,369

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement UpHealth’s condensed consolidated financial statements presented in accordance with GAAP, UpHealth presents investors with non-GAAP financial measures, including pro forma revenue, pro forma gross margin, and adjusted EBITDA.

•Pro forma revenue consists of GAAP revenue and revenue from UpHealth’s subsidiaries prior to their acquisition.

•Pro forma gross margin consists of GAAP gross margin and gross margin from UpHealth’s subsidiaries prior to their acquisition.

•Adjusted EBITDA consists of net income (loss) attributable to UpHealth, Inc., excluding depreciation and amortization; stock-based compensation; lease abandonment expenses; goodwill impairment; contingent liabilities; acquisition, integration, and transformation costs; other income (expense); income tax benefit (expense); income (loss) from equity method investment; net income (loss) attributable to noncontrolling interests; and other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. Other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments, the cumulative effect of a change in accounting principles, or other expenses determined to be non-recurring.

•Non-GAAP net income (loss) per share attributable to UpHealth, Inc. consists of GAAP net income (loss) attributable to UpHealth, Inc., excluding acquisition, integration and transformation costs, lease abandonment expenses, and goodwill impairment from the consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period, divided by weighted average shares outstanding for the period.

UpHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to UpHealth’s financial condition and results of operations. Management believes that the items described above provide an additional measure of UpHealth’s operating results and facilitates comparisons of UpHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present, and future operating performance and as a supplemental means to evaluate UpHealth’s ongoing operations. UpHealth believes that these non-GAAP financial measures are useful to investors in their assessment of UpHealth’s operating performance.

Pro forma revenue, pro forma gross margin and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. You should not consider these measures in isolation or as a substitute for analysis of UpHealth’s results as reported under GAAP. UpHealth compensates for these limitations by prominently disclosing GAAP financial measures and providing investors with reconciliations from UpHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

UPHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands)

Three Months Ended December 31, 2021
GAAP
Revenue	$33,905

Gross margin	22%

Net loss attributable to UpHealth, Inc.	$(336,048)
Net loss attributable to noncontrolling interests	(21)
Net loss	(336,069)
Other expense	1,198
Income tax benefit	(2,080)
Loss from operations	(336,951)
Depreciation and amortization	6,995
Stock-based compensation	638
Contingent liability (4)	17,820
Acquisition, integration and transformation costs, lease abandonment expenses, goodwill impairment, and non-recurring expenses (5)	298,961
Adjusted EBITDA	$(12,537)

	Year Ended December 31, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenue	$123,795	$25,082	$148,877

Gross margin	35%	37%	35%

Net loss attributable to UpHealth, Inc.	$(341,023)	$(4,317)	$(345,340)
Net loss attributable to noncontrolling interests	126	28	154
Net loss	(340,897)	(4,289)	(345,186)
Other expense	(37,206)	(1,171)	(38,377)
Income tax expense	(2,437)	(99)	(2,536)
Loss from equity method investment	561	—	561
Loss from operations	(379,979)	(5,559)	(385,538)
Depreciation and amortization	16,768	2,729	19,497
Stock-based compensation	1,048	—	1,048
Contingent liability (4)	17,820	—	17,820
Acquisition, integration and transformation costs, lease abandonment expenses, goodwill impairment, and non-recurring expenses (5)	337,881	5,302	343,183
Adjusted EBITDA	$(6,462)	$2,472	$(3,990)
(1) See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2) Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s acquisition date, if acquired during the period.
(3) Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
(4) Amounts reflect contingent liability to be paid only if certain fully-reserved receivables are collected.
(5) Amounts reflect acquisition, integration and transformation costs, lease abandonment expenses, and goodwill impairment from the consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Net loss per share attributable to UpHealth, Inc. - GAAP	$(2.36)	$(3.19)
Acquisition, integration and transformation costs, lease abandonment expenses, goodwill impairment, and non-recurring expenses (2)	2.10	3.16
Net loss per share attributable to UpHealth, Inc. - Non-GAAP	$(0.26)	$(0.03)

(1) See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2) Amounts reflect acquisition, integration and transformation costs, lease abandonment expenses, and goodwill impairment from the consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period, divided by weighted average shares outstanding for the period.

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands)

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Revenue:
Integrated care management (4)	$2,460	$31,886	$—	$31,886
Virtual care infrastructure (5)	13,729	36,569	15,604	52,242
Services (6)	17,716	55,340	9,477	64,817
Total	$33,905	$123,795	$25,081	$148,945

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin:
Integrated care management (4)	$(4,167)	$10,316	$—	$10,316
Virtual care infrastructure (5)	5,385	14,156	6,096	20,252
Services (6)	6,100	19,115	3,157	22,272
Total	$7,318	$43,587	$9,253	$52,840

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin %:
Integrated care management (4)	(169)%	32%	n/a	32%
Virtual care infrastructure (5)	39%	39%	39%	39%
Services (6)	34%	35%	33%	34%
Total	22%	35%	37%	35%

As of December 31, 2021
GAAP
Total Assets:
Integrated care management (4)	$156,106
Virtual care infrastructure (5)	217,668
Services (6)	127,114
Corporate (7)	68,419
Total	$569,307

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s’ acquisition date, if acquired during the period.
(3)
Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
Segment Information
Our business is organized into three operating business segments:
Integrated Care Management—through our Thrasys subsidiary;
Virtual Care Infrastructure—through our Glocal and Cloudbreak subsidiaries; and
Services—through our Innovations, BHS and TTC subsidiaries.
The reportable segments are consistent with how management views our services and products and the financial information reviewed by the chief operating decision makers. We manage our businesses as components of an enterprise for which separate information is available and is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and assess performance.

(4)	In the Integrated Care Management segment, we provide our customers with an advanced, comprehensive, and extensible technology platform, marketed under the umbrella “SyntraNetTM” to manage health, quality of care, and costs, especially for individuals with complex medical, behavioral health, and social needs.
(5)	In the Virtual Care Infrastructure segment, we provide technology and process-based healthcare platforms providing our customers comprehensive primary care, specialty consultations, and translation services, through telemedicine, Digital Dispensaries, and technology-based hospital centers.
(6)	In the Services segment, we provide custom compounded medications for the unique needs of every patient and prescriber. We are a full-service pharmacy filling prescriptions from our inventory of compounded medications, as well as drugs purchased from manufacturers. Additionally, we provide inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction and other behavioral health issues. We offer a complete continuum of care from detoxification services, residential care, partial hospitalization programs, and intensive outpatient and outpatient programs.
(7)
In the Corporate segment, we perform executive, administrative, finance, human resources, legal, and information technology services for UpHealth, Inc. and for its subsidiaries, managed in a corporate shared services environment. Since they are not the responsibility of segment operating management, they are not allocated to the operating segments and instead reported within Corporate.

UPHEALTH, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE (1)
(in millions, unaudited)

	Full Year 2022 Guidance
	Low	High
Loss from operations	$(4)	$(2)
Depreciation and amortization	11	13
Stock-based compensation	7	8
Adjusted EBITDA	$14	$19

(1) See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.